UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 29, 2009

Freescale Semiconductor, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32241	20-0443182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6501 William Cannon Drive West, Austin, Texas		78735
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-895-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

In January 2009, the Company announced that executives were taking a voluntary and temporary base salary reduction as one of a number of cost savings measures Freescale implemented in response to the macro-economic environment. In addition, Freescale’s employees, including named executive officers, began taking five days of unpaid time off each quarter in 2009.

On July 29, 2009, the Compensation and Leadership Committees of the Board of Directors of Freescale Holdings GP, Ltd., the general partner of Freescale Holdings L.P., and Freescale Semiconductor, Inc. ("Freescale"), approved the form of a Second Amendment to Employment Agreement (the "Second Amendment") with certain of Freescale’s key executives, including Richard M. Beyer and its other named executive officers. Under the terms of the Second Amendment, effective July 26, 2009 through the end of 2009, each named executive officer’s annual base salary was reduced by 3.85% and each named executive officer’s paid time off will be increased by ten business days. This Second Amendment is in addition to the base salary reductions announced in January and replaces the requirement that named executive officers take five days of unpaid time off each quarter. A copy of the form of Second Amendment is filed as an exhibit to this filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freescale Semiconductor, Inc.

August 4, 2009	By:	/s/ Dathan C. Voelter

Name: Dathan C. Voelter
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Freescale Holdings GP, Ltd. and Freescale Semiconductor, Inc. Second Amendment to Employment Agreement